GUARANTEE AND SECURITY AGREEMENT

This GUARANTEE AND SECURITY AGREEMENT, dated as of April 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), among Boo Koo Beverages, Inc., a Delaware corporation (the "Grantor") and Holigan Racing, L.P., a Texas limited partnership, as secured party (together with its permitted successors and assigns, the "Secured Party").

RECITALS

WHEREAS, the Grantor, Boo Koo Holdings Inc., a Delaware corporation and sole shareholder of the Grantor (the "Parent"), the Secured Party and certain other entities have entered into that certain Settlement Agreement and Release, dated as of April 3, 2008 (the "Settlement Agreement");

WHEREAS, pursuant to the terms of the Settlement Agreement, the Parent has agreed to make that certain Senior Secured Convertible Promissory Note, dated April 3, 2008 and payable to the order of the Secured Party in the original principal amount of $1,400,000.00 (as amended, restated or otherwise modified from time to time, the "Note"); and

WHEREAS, in furtherance of the terms of the Settlement Agreement and to secure and guarantee the payment and performance of the Secured Obligations, the Grantor has agreed to enter into this Agreement with the Secured Party.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITION

Section 1.01 Definitions. The following additional terms, when used in this Agreement, shall have the following meanings:

"Bankruptcy Law" shall have the meaning set forth in Section 3.07(b).

"Collateral" shall mean, collectively, all of the following:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Intellectual Property;

(x) all Investment Property;

(xi) all Software;

(xii) all other Goods, all money and personal property of any kind or character, whether tangible or intangible;

(xiii) all Supporting Obligations and Letter-of-Credit Rights of the Grantor;

(xiv) all books and records pertaining to any of the Collateral (including, without limitation, credit files, Software, computer programs, printouts and other computer materials and records, including customer lists);

(xv) all Commercial Tort Claims; and

(xvi) all products and Proceeds of all or any of the Collateral described in clauses (i) through (xiv) hereof.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.01 hereof attach to or include (a) Inventory of the Grantor, (b) any assets of the Grantor set forth on Schedule I attached hereto (the "Excluded Collateral"), (c) any personal property or fixtures of the Grantor to the extent such property or fixtures are incapable of being encumbered under applicable law or (d) any lease, license, contract, or agreement to which the Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor in such lease, license, contract or agreement or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including the Bankruptcy Law) or principles of equity); provided, however, that the Collateral shall include and such security interest shall attach, to any such lease, license, contract or agreement immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, and provided further that the Collateral shall include and such security interest shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (i) or (ii) above.

"Copyright License" shall mean any and all rights of the Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

"Copyrights" shall mean all of the following now owned or hereafter acquired by the Grantor or in which the Grantor now has or hereafter acquires any rights: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"Event of Default" shall have the meaning set forth in the Note.

"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Governmental Authority" or "Government Authorities" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Grantor" shall have the meaning given to that term in the introductory paragraph hereof.

"Intellectual Property" shall mean all of the following now owned or hereafter acquired by the Grantor or in which the Grantor has or acquires any rights: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, and all derivations thereof; and (b) all Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (a), and any other items necessary to conduct or operate the business of the Grantor.

"License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests of the Grantor in Intellectual Property or authorization by any Person or political entity entitling the Grantor to sell products or perform services.

"Lien" shall mean any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own

subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

"Loan Documents" shall means this Agreement, the Note, the Intellectual Property Security Agreement, and all other agreements, certificates, supplements and documents hereafter delivered to the Secured Party pursuant to this Agreement.

"Patent License" shall mean any written agreement now owned or hereafter acquired by the Grantor or in which the Grantor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence.

"Patents" shall mean all of the following whether now owned or hereafter acquired by the Grantor or in which the Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; (b) all reissues, continuations, continuations-in-part and extensions of any of the foregoing; (c) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing; and (d) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement thereof).

"Permitted Liens" shall have the meaning given that term in Section 2.03(d) hereof.

"Person" shall mean any individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof or any other entity of any kind.

"Proceeds" shall mean all "proceeds" (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, and, in any event, shall mean and include all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any Collateral, and any condemnation or requisition payments with respect to any Collateral and the following types of property acquired with cash proceeds: Accounts, General Intangibles, Documents, Instruments and Equipment.

"Secured Obligations" or "Obligations" shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor or the Parent, whether or not a claim for post-filing or post-

petition interest is allowed in such proceeding) the Note owing by the Parent to the Secured Party and all other obligations, indebtedness and liabilities of the Parent or the Grantor to the Secured Party whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document, instrument or agreement made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Secured Party that are required to be paid by the Grantor or the Parent pursuant to any Loan Document) or otherwise.

"Secured Party" shall have the meaning given to that term in the introductory paragraph hereof.

"Security Interests" shall mean all security interests granted by the Grantor to the Secured Party pursuant to Section 2.01 as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

"Trademark License" shall mean any written agreement now owned or hereafter acquired by the Grantor or in which the Grantor has or acquires any such rights granting to the Grantor any right to use any Trademark.

"Trademarks" shall mean all of the following now owned or hereafter acquired by the Grantor or in which the Grantor has or acquires any such rights: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, web addresses/url's, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.

"UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in the State of Texas; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

"United States" shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.

Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC and if defined in more than one article of the UCC, such terms shall have the meaning defined in Article 9 of the UCC, including the following terms (which are

capitalized herein):

"Account Debtor"
"Account"
"Chattel Paper"
"Commercial Tort Claim"
"Deposit Accounts"
"Documents"
"Equipment"
"Fixtures"
"General Intangible"
"Goods"
"Instruments"
"Inventory"
"Investment Property"
"Letter-of-Credit Right"
"Securities Account"
"Securities Intermediary"
"Security"
"Security Entitlement"
"Supporting Obligation"

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest.

As security for the prompt and complete payment and performance when due of the Secured Obligations, the Grantor hereby collaterally transfers, assigns and pledges to the Secured Party and grants a continuing security interest in and Lien to the Secured Party in and to all of the Grantor's right, title and interest in, to and under all of the Collateral (and all rights therein), in each case, whether now existing or hereafter from time to time acquired.

Section 2.02 Authorization to File Financing Statement and other Actions.

(a) Grantor hereby authorizes the Secured Party or its counsel at any time and from time to time to file one or more UCC financing statements, continuation statements or other documents in any jurisdiction as Secured Party may deem necessary or desirable, which financing statements, continuation statements or other documents (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. The Grantor agrees to furnish any such information to the Secured Party promptly upon request.

(b) If the Grantor shall at any time hold or acquire a Commercial Tort Claim, the Grantor shall immediately notify the Secured Party in a writing signed by the Grantor of the details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(c) The Grantor agrees to take any other action reasonably requested from time to time by the Secured Party, including without limitation delivery of certain Collateral to insure the attachment, perfection and priority of, and the ability of the Secured Party to maintain or enforce, the Security Interest in any and all of the Collateral; provided however, that (i) upon the request of the Secured Party, the Grantor will use commercially reasonable efforts acting in good faith to cause any bank or other financial institution maintaining a Deposit Account of the Grantor to enter into a deposit account control agreement with the Secured Party pertaining to such Deposit Account which is reasonably acceptable to the Secured Party (other than a Deposit Account which is designated exclusively for payroll purposes and with respect to which all funds held in such Deposit Account are exclusively used for payroll purposes) and (ii) substantially contemporaneously with the delivery by the Secured Party of any instructions directing the disposition of funds in any Deposit Account subject to any such deposit account control agreement, the Secured Party will deliver to the Grantor a copy of such instructions.

(d) The Grantor hereby irrevocably makes, constitutes and appoints the Secured Party as the Grantor's true and lawful attorney-in-fact (with full power of substitution or re-substitution, in the name of the Grantor, the Secured Party or otherwise) upon the occurrence and continuation of an Event of Default with the power (i) to do any and every act that the Grantor is obligated by this Agreement to do, (ii) to do all things necessary to preserve and protect the Collateral, and to preserve, protect, and keep perfected the Secured Party's security interest in the Collateral, (iii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral, (iv) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral, (v) to sell, transfer, assign or otherwise deal in or with the collateral or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof, and (vi) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral. The Grantor acknowledges and agrees that the power of attorney granted herein is a power coupled with an interest and shall be irrevocable. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act pursuant to the foregoing power of attorney.

Section 2.03 Representations and Warranties. The Grantor hereby represents and warrants to the Secured Party as follows:

(a) Grantor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b) All corporate action on the part of the Grantor, its directors, officers and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Grantor has been taken. This Agreement shall constitute the valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of Grantor;

(c) All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings required on the part of the Grantor in connection with the valid execution and delivery of this Agreement have been obtained and are effective, other than such filings to be made or to become effective after the date hereof with respect to the Security Interest. The Grantor has the right to pledge and grant the Security Interests or otherwise transfer the Collateral free and clear of any liens, claims, encumbrances or other security interests, other than the Permitted Liens (as defined below);

(d) The Grantor is the legal and beneficial owner of each item of Collateral, free and clear from any Liens, claims or other encumbrances except (i) Liens imposed by law for taxes not yet due which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (iv) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business, (v) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any capital lease obligations in an aggregate principal amount not to exceed $250,0000 at any time outstanding); provided, that (x) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (y) such Lien does not extend to any other asset; and (z) the debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (vi) Liens in favor of the Secured Party granted pursuant to this Agreement and (vii) Liens set forth on Schedule II hereto (the Liens described in the preceding clauses (i) - (vii) collectively, "Permitted Liens");

(e) None of the account Grantors or other persons obligated on any of the Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral;

(f) The exact legal name of the Grantor and its state of incorporation is set forth below:

Boo Koo Beverages, Inc. Delaware

(g) The Grantor has at all times operated its business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances, including, without limitation, those dealing with the control, shipment, storage or disposal of hazardous materials or substances;

(h) When the UCC financing statement in appropriate form is filed in the Office of the Secretary of State of the State of Delaware, the Security Interests shall constitute valid and perfected security interests in the Collateral in favor of the Secured Party, to the extent that a security interest therein may be perfected by filing pursuant to the UCC; and

(i) Except as set on Schedule III attached hereto, the Grantor does not have any interest in, or title to, any registration or pending application for any Patent, Trademark or Copyright. This Security Agreement is effective to create a valid and continuing Lien on Grantor's Intellectual Property. With respect to its Intellectual Property, the Grantor agrees to execute and deliver to the Secured Party an Intellectual Property Security Agreement, in substantially the form set forth in Exhibit A hereto, for recording the security interest granted hereunder to the Secured Party in such Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other domestic or foreign Governmental Authorities requested by the Secured Party to perfect the security interest hereunder in such Grantor's Intellectual Property.

Section 2.04 Covenants. The Grantor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Obligations shall have been paid and performed in full:

(a) Except for the Permitted Liens, the Grantor shall be the owner of the Collateral free from any lien, security interest or other encumbrance. Grantor agrees that Grantor will not create, permit or suffer to exist any lien, security interest or encumbrance on any of the Collateral other than Permitted Liens and will defend the right, title and interest of the Secured Party in and to any of its right, title and interest in and to the Collateral against the claims and demands of all other persons.

(b) Except for financing statement, fixture filing or other public notice with respect to Permitted Liens and other financing statement, fixture filing or other public notice actually known to the Secured Party, no financing statement, fixture filing or other public notice with respect to all or any part of the Collateral is properly filed, except such as have been filed in favor of the Secured Party. Upon the filing of a UCC financing statement in appropriate form is filed in the Office of the Secretary of State of the State of Delaware , (a) the security interest granted pursuant to this Agreement will constitute valid perfected security interests in favor of the Secured Party in all right, title and interest of the Grantor in the Collateral in which a security interest may be created under Article 9 of the UCC, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and (b) are prior to all other Liens on the Collateral except for Permitted Liens and Liens described on Schedule II.

(c) The Grantor agrees that (i) the Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one without providing at least thirty (30) days prior written notice to the Secured Party, and (ii) the Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

(d) The Collateral, except for Collateral that is portable in the ordinary course of business (including, but not limited to, laptops, vehicles and other portable Equipment), will be kept at the collateral locations listed on Schedule IV, and the Grantor will not remove the Collateral from such locations without providing at least thirty (30) days prior written notice to the Secured Party.

(e) The Grantor shall keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon.

(f) The Grantor shall permit the Secured Party, or its designee, to inspect the Collateral during business hours with reasonable prior written notice, wherever located; provided, however that unless an Event of Default has occurred and is continuing such inspection shall not occur more than once (1) per fiscal quarter nor at the expense of the Grantor.

(g) The Grantor will promptly pay when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection therewith, except that no such taxes, assessments, governmental charges and levies need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves with respect thereto have been provided on the books of such Grantor. Furthermore, the Grantor shall take all necessary actions to maintain current (and shall pay any and all fees to) all licenses on all material Intellectual Property.

(h) The Grantor shall continue to operate its business in compliance in all material respects with all applicable provisions of federal, state and local statutes, regulations and ordinances, including, without limitation, those dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(i) The Grantor shall not sell, transfer or otherwise dispose, or offer to sell, transfer or otherwise dispose, of any of the Collateral or any interest therein, except in the ordinary course of the Grantor's business.

(j) The Grantor shall notify the Secured Party promptly upon the occurrence of each of the following (i) any acquisition of any material Intellectual Property acquired after the date of this Agreement, (ii) the registration of any of the Grantor's Intellectual Property with the Untied States Copyright Office, the United States Patent and Trademark Office or any other office or court, or (iii) the Grantor's obtaining knowledge, or reason to know, that any application or registration relating to any material Intellectual Property owned by or licensed to the Grantor is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or

development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding the Grantor's ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same.

(k) The Grantor shall notify the Secured Party immediately upon awareness of any potential or actual lawsuit against the Grantor that would reasonably be expected to have a material adverse effect on the business, operations or assets of the Grantor.

Section 2.05 Rights and Remedies.

(a) If any Event of Default has occurred and is continuing, the Secured Party may, without further notice, exercise any and all rights and remedies under this Agreement or the Note or that are available to a secured creditor under the UCC or that are otherwise available at law or in equity, at any time, in any order and in any combination, including to collect any and all Secured Obligations from the Grantor, and, in addition, the Secured Party may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. The Secured Party shall give Grantor not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Grantor agrees that any such notice constitutes "reasonable notification" within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).

(b) If any Event of Default has occurred and is continuing, the Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of any Person of any kind whatsoever. The Grantor agrees to execute and deliver such documents and take such other action as the Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of any kind, including any equity or right of redemption of the Grantor. To the extent permitted by applicable law, the Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case

of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantor shall remain liable for any deficiency.

(c) For the purpose of enforcing any and all rights and remedies under this Agreement, the Secured Party may, if any Event of Default has occurred and is continuing, (i) require the Grantor to, and the Grantor agrees that it will, at the sole expense of the Grantor, and upon the request of the Secured Party, forthwith assemble all or any part of its Collateral as directed by the Secured Party and make it available at a place designated by the Secured Party which is, in the Secured Party's opinion, reasonably convenient to the Secured Party and the Grantor, whether at the premises of the Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Secured Party, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor's books and records, computers and software relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by the Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Grantor.

(d) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

(i) the Secured Party may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantor in, to and under any Licenses and take or refrain from taking any action under any thereof, and the Grantor hereby releases the Secured Party from, and agrees to hold the Secured Party free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except for the Secured Party's gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction; and

(ii) upon request by the Secured Party, the Grantor agrees to execute and deliver to the Secured Party powers of attorney, in form and substance satisfactory to the Secured Party, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any such disposition pursuant to this Section, the Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products

or services made or rendered in connection with Patents or Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to the Secured Party.

Section 2.06 No Waiver by Secured Party, Etc. The Secured Party shall not be deemed to have waived any of their rights and remedies in respect of the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

Section 2.07 Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.

Section 2.08 Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral of the Grantor shall be applied by the Secured Party to the Secured Obligations in such order and reasonable manner as the Secured Party shall elect. It is understood and agreed that the Grantor shall remain liable to the Secured Party to the extent of any deficiency between (i) the amount of the proceeds of the Collateral received by the Secured Party hereunder and (ii) the aggregate amount of the Secured Obligations.

Section 2.09 Limitations on Duty of the Secured Party in Respect of Collateral. Anything herein to the contrary notwithstanding, the Grantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Grantor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral; nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

Section 2.10 Expenses; Indemnification. The Grantor agrees to pay to the Secured Party on demand any and all reasonable expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting, perfecting, preserving, collecting and/or enforcing any of the Secured Party's Liens, rights and remedies under this Agreement, any other Loan Document or in respect of any of the Secured Obligations or any of the Collateral. The Grantor agrees to indemnify and hold the Secured Party and each of its respective partners, members, shareholders, officers, managers, directors, employees, attorneys, agents and other representatives (each an "Indemnitee") harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense, suit or proceeding (including, without limitation, attorneys' fees, costs and expenses) of any kind or nature whatsoever, threatened or brought against or incurred by the Secured Party, in any manner directly or indirectly arising from, out of, relating to or in connection with this Agreement, any of the Secured Obligations, or any of the Collateral; provided, however, that the Grantor shall not be obligated to indemnify any Indemnitee for any acts or omissions of the Secured Party in connection with matters described in this Section to the extent arising from the gross negligence or willful misconduct of the Secured Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment. Notwithstanding the forgoing and any other provision of this Agreement, the Note or the Settlement Agreement, neither the Grantor nor the Parent shall be liable to the Secured Party for any cost, expenses, attorney's fees or disbursements incurred or paid by the Secured Party in the negotiation, execution or delivery of this Agreement, the Note or the Settlement Agreement. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, PENALTIES, JUDGMENTS, DISBURSEMENTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES AND EXPENSES OF COUNSEL) ARISING OUT OF OR CAUSED IN WHOLE OR PART BY THE ORDINARY NEGLIGENCE OF SUCH INDEMNITEE. THE AGREEMENTS IN THIS SECTION 2.11 SHALL SURVIVE REPAYMENT OF THE SECURED OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE UNDER THE NOTE AND THE OTHER LOAN DOCUMENTS.

ARTICLE III

GUARANTEE

Section 3.01 Guarantee.

(a) The Grantor hereby, absolutely, unconditionally and irrevocably, guarantees to the Secured Party and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations (including, without limitation, any and all extensions, modifications, substitutions, increases, restructurings, amendments, restatements, and/or renewals of any or all of the Obligations). The Grantor is and shall be liable hereunder as a primary obligor and not as a surety.

(b) Anything herein or in the Note to the contrary notwithstanding, the maximum liability of the Grantor hereunder and under the Note shall in no event exceed the amount which can be guaranteed by the Grantor under applicable federal and state laws relating to the insolvency of debtors.

(c) The Grantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Grantor hereunder without impairing the guarantee contained in this Article III or affecting the rights and remedies of the Secured Party hereunder.

(d) The guarantee contained in this Article III shall remain in full force and effect until all of the Obligations shall have been indefeasibly paid and performed in full.

(e) No payment made by the Parent, the Grantor, any other guarantor or any other Person or received or collected by the Secured Party from the Parent, the Grantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment or performance of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Grantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Grantor in respect of the Obligations or any payment received or collected from the Grantor in respect of the Obligations), remain liable for the Obligations until all of the Obligations are indefeasibly paid in full.

(f) If acceleration of the time for payment of any amount payable by the Parent under the Note is stayed upon the insolvency, bankruptcy or reorganization of the Grantor, all such amounts otherwise subject to acceleration under the terms of the Note shall nonetheless be payable by the Grantor hereunder forthwith on demand by the Secured Party.

Section 3.02 No Subrogation. Notwithstanding any payment made by the Grantor hereunder or any set-off or application of funds of the Grantor by the Secured Party, the Grantor shall not be entitled to be subrogated to any of the rights of the Secured Party against the Parent or any collateral security or guarantee or right of offset held by the Secured Party for the payment of the Obligations, nor shall the Grantor seek or be entitled to seek any contribution, indemnification or reimbursement from the Parent in respect of payments made by the Grantor hereunder, until all amounts owing to the Secured Party by the Parent and the Grantor on account of the Obligations are paid in full. If any amount shall be paid to the Grantor on account of such subrogation, contribution, indemnification or reimbursement rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Grantor in trust for the Secured Party, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Secured Party in the exact form received by the Grantor (duly indorsed by the Grantor to the Secured Party, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Secured Party may determine.

Section 3.03 Guarantee Absolute. The Grantor guarantees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Party with respect thereto. The Grantor agrees that its guarantee hereunder

constitutes a guaranty of payment and performance when due and not of collection, and waives any right to require that any resort be made by the Secured Party to any of the Collateral, any other Person or any other security. The obligations of the Grantor under or in respect of the guarantee under this Article III are independent of the obligations of any other Person, and a separate action or actions may be brought and prosecuted against the Grantor to enforce its guarantee hereunder, irrespective of whether any action is brought against the Parent, the Grantor or any other Person or whether the Parent or any other Person is joined in any such action or actions. The liability of the Grantor under this Article III shall be primary, irrevocable, absolute and unconditional irrespective of, and the Grantor hereby unconditionally and irrevocably waives any and all defenses and counterclaims it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any of the Obligations, any Loan Document or any agreement, document or instrument relating thereto;

(b) any extension or change in the time, manner or place of payment of, or in any other term or provision of, all or any of the Obligations, or any other amendment, modification or waiver of or any consent to departure from any Loan Document or any other agreement, document or instrument evidencing, securing or otherwise relating to any of the Obligations, including, without limitation, any increase in the Obligations resulting from the extension of credit to the Parent or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Obligations;

(d) the existence of any claim, set-off, recoupment, defense or other right that the Grantor, or any other Person may have against any Person, including, without limitation, the Secured Party;

(e) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations or any other assets of the Grantor;

(f) any change, restructuring or termination of the corporate or other organizational structure, ownership or existence of the Parent or the Grantor or any of its Subsidiaries;

(g) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Parent or the Grantor, or any other guarantor of or other Person liable for any of the Obligations, or their assets or any resulting release or discharge of any obligation of the Grantor, or any other guarantor of or other Person liable for any of the Obligations;

(h) any failure of the Secured Party to disclose to the Grantor any information relating to the business, condition (financial or otherwise), operations, performance or properties of the Parent or the Grantor now or hereafter known to the Secured Party;

(i) the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement, or the release or reduction of liability of the Grantor or other guarantor, surety or obligor with respect to the Obligations or any part thereof; or

(j) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Party that might otherwise constitute a defense available to, or a discharge of, the Parent or the Grantor or any other guarantor or surety.

Section 3.04 Waivers and Acknowledgments.

(a) The Grantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, notice of default, notice of acceleration, notice of intent to accelerate, protest or dishonor, notice of the existence or creation of any or all of the Obligations, and any other notice of any kind with respect to any of the Obligations and the guarantee contained in this Article III and any requirement that the Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Parent, any other Person, any Collateral, or any other security.

(b) The Grantor hereby unconditionally and irrevocably waives any right to revoke its guarantee hereunder and acknowledges that its guarantee hereunder is continuing in nature and applies to all of the Obligations, whether existing now or in the future.

(c) The Grantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Grantor or other rights of the Grantor to proceed against the Parent or any other Person or any Collateral or other security and (ii) any defense based on any right of set-off or recoupment of the Obligations of the Grantor hereunder.

(d) The Grantor hereby unconditionally and irrevocably waives any duty on the part of the Secured Party to disclose to the Grantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent now or hereafter known by the Secured Party.

(e) The Grantor acknowledges that it will receive substantial direct and indirect benefits from the arrangements contemplated by the Loan Documents and that its guarantee hereunder and its other agreements herein are knowingly made in contemplation of such benefits.

(f) The Grantor unconditionally and irrevocably waives any and all rights and defenses that it may now or hereafter have under Chapter 34 of the Texas Business and Commerce Code, Section 17.001 of the Texas Civil Practice and Remedies Code, Rule 31 of the Texas Rules of Civil Procedure and Sections 51.003, 51.004, and 51.005 of the Texas Property Code.

Section 3.05 Reinstatement. The guarantee contained in this Article III shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Parent or the Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 3.06 Payments. The Grantor hereby agrees and guarantees that all payments hereunder will be paid to the Secured Party when due in immediately available funds, without set-off, counterclaim, recoupment or other defense.

Section 3.07 Subordination. The Grantor hereby subordinates any and all present and future indebtedness, liabilities or other obligations owed to the Grantor by the Parent (the "Subordinated Obligations") to the payment and performance of the Obligations to the extent and in the manner hereinafter set forth in this Section:

(a) If no Event of Default shall have occurred and be continuing, the Grantor may receive regularly scheduled payments from the Parent on account of the Subordinated Obligations (excluding payments prohibited by Section 2.02). Upon the occurrence and during the continuance of any Event of Default, however, unless the Secured Party otherwise agrees in writing, the Grantor shall not receive, demand or accept, or take any action to collect, any payment on account of the Subordinated Obligations.

(b) In any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (each a "Bankruptcy Law") relating to the Parent or the Grantor, the Grantor agrees that the Secured Party shall be entitled to receive payment in full of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the Grantor receives payment of any Subordinated Obligations.

(c) If any Event of Default shall have occurred and be continuing (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Parent), the Grantor shall, if the Secured Party so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Party and deliver such payments to the Secured Party on account of the Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Grantor under the other provisions of this Agreement.

(d) If any Event of Default shall have occurred and be continuing (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Parent or the Grantor), the Secured Party is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Grantor, to collect, enforce and vote, and to submit and file proofs of claim in respect of, Subordinated Obligations and to apply any

amounts received thereon to the Obligations (including any and all Post Petition Interest), and (ii) to require the Grantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Secured Party for application to the Obligations (including any and all Post Petition Interest).

(e) The Grantor shall not, without the prior written consent of the Secured Party:

(i) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Obligations or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of any indebtedness, liabilities or obligations of the Parent owing to the Grantor;

(ii) exercise any rights or remedies under or with respect to the Subordinated Obligations;

(iii) exercise any right of set-off, recoupment or counterclaim in respect of any indebtedness, liabilities, or obligations of the Parent to the Grantor or against any of the Subordinated Obligations; or

(iv) commence, or cause to be commenced, or join with any creditor other than the Secured Party, in commencing, any bankruptcy, insolvency, or receivership proceeding against the Parent or the Grantor.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Term; Termination. This Agreement shall remain in full force and effect throughout the term of the Note, and until all of the Secured Obligations have been fully paid or satisfied and the Note and has been terminated and canceled. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Collateral), Secured Party will release the security interests and liens created hereunder (including, without limitation, the execution and delivery to Grantor of UCC termination statements and any related documents, agreements or instruments that Grantor, may reasonably request).

Section 4.02 Assignment. This Agreement and all obligations of the Grantor hereunder shall be binding upon the successors and permitted assigns of the Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Security Interest granted to the Secured Party hereunder.

This Agreement may not be sold, transferred or otherwise disposed of by the Secured Party to any Person without the express written consent of the Grantor, which consent shall not be unreasonably withheld.

Section 4.03 Notices. Notices, requests and other communications required or permitted hereunder or under the Note shall be given in accordance with the applicable terms of the Note and addressed as follows:

If to a Grantor:

Boo Koo Beverages, Inc.
4951 Airport Parkway, Suite 660
Addison, Texas 75001
Attention: Stephen C. Ruffini
Telephone: (972) 818-3862
Telecopy: (972) 930-9463

If to the Secured Party:

Holigan Racing, L.P.
15950 North Dallas Parkway
Suite 750
Dallas TX 75248
Attention: Michael Holigan
Telephone: (972) 387-7999
Telecopy: (972) 387-1685

or at such other address a party may specify to the other party by like notice.

Section 4.04 Further Documents and Cooperation. The Grantor and the Secured Party agree to execute, acknowledge and deliver to each other all instructions, agreements, documents and other instruments reasonably required to consummate the transactions contemplated by and the purposes of this Agreement. The Grantor and the Secured Party further agree that they will take such action and execute such further documents and agreements as may be reasonably necessary or appropriate to fulfill the purposes expressed in this Agreement and to perform the terms and conditions of this Agreement.

Section 4.05 Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN TEXAS.

(b) THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND OF ANY STATE COURT LOCATED IN DALLAS COUNTY, TEXAS AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT. THE GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IN WHICH THE PROPERTY THAT IS THE SUBJECT OF SUCH ACTION OR PROCEEDING IS LOCATED.

(c) THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (B) OF THIS SECTION AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. THE GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) THE GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE NOTE. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) THE GRANTOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY (WHICH THE SECURED PARTY ALSO WAIVES) IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE GRANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS

AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 4.06 Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

Section 4.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 4.08 No Waiver by Course of Conduct; Cumulative Remedies. The Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 4.09 INTEGRATION. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT OF THE GRANTOR AND THE SECURED PARTY WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE SECURED PARTY RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Grantor has each executed and delivered this Guarantee and Security Agreement as of the date first written above.

BOO KOO BEVERAGES, INC., as Grantor

By: ______________________________
Name: Stephen C. Ruffini
Title: Chief Operating Officer & Chief Financial Officer

Acknowledged and Agreed:

Holigan Racing, LP, as Secured Party

By: Holigan Enterprises, LLC

By: ______________________________
Name: Michael Holigan
Title: Manager

IN WITNESS WHEREOF, the Grantor has each executed and delivered this Guarantee and Security Agreement as of the date first written above.

BOO KOO BEVERAGES, INC., as Grantor

By:

Name: Stephen C. Ruffini
Title: Chief Operating Officer & Chief Financial Officer

Acknowledged and Agreed:

Holigan Racing, LP, as Secured Party

By: Holigan Enterprises, LLC

By:

Name: Michael Holigan
Title: Manager

Schedule I

Excluded Collateral

Any assets subject to leases or liens listed on Schedule II.

Gazzu™ mark – a pending trademark for a private label registration for Circle K.

2003 Hummer – VIN #5GRGN23UO3H144212

2004 Chevy Chateau Sport RV – VIN #1GBJG31UX41208636

Schedule II

Liens

Vendor	Description of Lease	Dates
OPERATING LEASES		
Kennington Properties	Office Lease at 4951 Airport Pkwy #660 & 640; and 4550 Keller Springs, Suite #410	7/05 – 04/09
GE Capital	Copier 7222731-002	8/05 – 8/08
Enterprise Fleet Services	Various Vans	2/06 – 2/09
CAPITAL LEASES		
Leaf Financial	Server & Software 015-1017255-001	1/05 – 1/10
Raymond Leasing	Forklift 211751	3/06 – 2/09
Ford Credit Corp	Various Vehicles	1/05 –12/09
GMAC Credit Corp	Various Vehicles	7/04 – 6/09

Schedule III

Intellectual Property

Owned Trademarks

Trademark	Registration Number	Registration Date	Expiration Date
Boo Koo ®	US #3,117,993	July 18, 2006	July 18, 2016
Moto Energy®	US #3,130,644	August 15, 2006	August 15, 2016
Pure Power®	US #3,061,589	February 28, 2006	February 28, 2016

Trademark Applications

Trademark Application*	Application/Serial Number	Application Date
Boo Koo Wet Vitamins	US #77008942	July 31, 2007
Wet Vitamins	US #77032101	July 31, 2007
Boo Koo Burner	US # 77300672	October 10, 2007
Boo Koo	CAN #1340717	March 23, 2007
Boo Koo Energy	CAN #1340723	March 23, 2007

*The pending applications should be maintained confidential

Trademark Licenses

Trademark	Registration Number	Registration Date	Expiration Date	Licensor
N/A				

Patents

Patent Description	Patent Number	Registration Date	Expiration Date
N/A			

Patent Applications

Patent Application*	Attorney Reference Number	Application Date
N/A		

Patent Licenses

Patent Description	Registration Number	Registration Date	Expiration Date	Licensor
N/A				

Copyrights

Copyright	Registration Number	Registration Date
N/A		

Copyright Applications

Copyright Application*	Application Number	Application Date
N/A		

Copyright Licenses

Copyright Description	Registration Number	Registration Date	Expiration Date	Licensor
N/A				

Schedule IV

Locations of Collateral
(Excluding vehicles)

1) 4951 Airport Parkway, Dallas, TX.
2) 1637 St. James, Lacrosse, WI
3) 3321 Highway D, West Bend, WI
4) 14332 Gillis Road, Dallas, TX.
5) 520 Wolf Road, Random Lake, WI
6) 6650 143rd Avenue, Ramsey, MN
7) 11220 Edison Highway, Edison, CA
8) 219 North Red River Avenue, Cold Spring, MN
9) 2482 Freedom Blvd., Watson, CA

Exhibit A

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated as of[_______], 2008, Boo Koo Beverages, Inc., a Delaware corporation, (the "Grantor") and Holigan Racing, L.P., a Texas limited partnership, as secured party (the "Secured Party").

WHEREAS, the Grantor has executed and delivered in favor of the Secured Party that certain Guarantee and Security Agreement dated April 3, 2008, (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantor have granted to the Secured Party, a security interest in, among other property, all Intellectual Property of the Grantor, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office and other Governmental Authorities.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

Section 1. Grant of Security. The Grantor hereby grants to the Secured Party, a security interest in all of the Grantor's right, title and interest in and to the following (the "Collateral"):

(i) the patents and patent applications set forth in Schedule A hereto (the "Patents");

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto, together with the goodwill symbolized thereby (the "Trademarks");

(iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by the Grantor, including, without limitation, the copyright registrations and applications and copyright licenses set forth in Schedule C hereto (the "Copyrights");

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

Section 2. Security for Obligations. The grant of a security interest in, the Collateral by the Grantor under this IP Security Agreement secures the prompt and complete payment and performance when due of all Obligations of the Grantor, whether direct or indirect, now existing or hereafter arising, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, guarantee obligations, indemnifications, contract causes of action, costs, expenses or otherwise.

Section 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable Governmental Authority record this IP Security Agreement.

Section 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Secured Party with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

Section 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Grantor has caused this Intellectual Property Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

BOO KOO BEVERAGES, INC.

By:__________________________________
Name: ______________________________
Title: ______________________________

ACKNOWLEDGMENT

STATE OF ___________________________:
: SS
COUNTY OF __________________________:

Before me, the undersigned, a Notary Public, on this ____ day of ___________, 200_, personally appeared ______________________, to me known personally, who, being by me duly sworn, did say that [s]he is the ______________ of each of ___________________________ and ____________________________, each a Grantor, and that said Intellectual Property Security Agreement was signed on behalf of the Grantor, by authority of its board of directors, and the said _____________ acknowledged said instrument to be [her] [his] free act and deed.

Notary Public
My Commission Expires:

(S E A L)

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